Exhibit 10.25

Contract No.: [2008]D.Z.No.1111010262

China Merchants Bank

Loan Contract

China Merchants Bank Nanjing Branch

Loan Contract
Contract No.:

☐This Contract is a specific contract under the Credit Granting Agreement with the number of_______________(If this provision is applicable, please tick ‘√’ in the ☐).

Lender: China Merchants Bank (hereinafter referred to as Party A)
Principal:

Borrower: Goldenway Nanjing Garments Company Limited  (hereinafter referred to as Party B)
Legal representative/Principal:

Whereas Party B applies to Party A for loan due to capital turnover and Party A agrees to provide the loan after examination, both parties agree on the terms and conditions below through friendly negotiation and hereby conclude the contract according to relevant laws.

Article 1 Category of the loan
This loan is for working capital.

Article 2 Currency and amount of the loan
The aggregate amount of the loan is RMB5,000,000.00.

Article 3 Usage of the loan
This loan shall only be used for the turnover of the working capital. Without Party A’s written consent, Party B may not divert the loan to any other purpose.

Article 4 Term of the loan
The term of the loan shall be one year, commencing on December 8, 2008 and ending on December 8, 2009. Where the actual granting date of the loan disagrees with the date above, the commencing date and ending date of the loan stated in the loan certificate shall prevail.

Article 5 Interest rate and interest of the loan

5.1 Interest rate:

5.1.1 The type of the interest rate of the loan shall be (select one answer by ticking ‘√’ in the ☐):

√Fixed interest rate          ☐Floating interest rate

5.1.2 Determination of the interest rate within the contract term:

Where the loan is granted in RMB, the interest rate of the loan shall be 5% √more/☐less (select one answer by ticking ‘√’ in the ☐) than the benchmark interest rate of   5.58     year RMB loan released by the People’s Bank of China for the financial institutions on the date of price fixing.

The date of price fixing refers to the date which is used as a reference date for determining the benchmark interest rate within the term or fluctuation period of the loan. Where the loan adopts the fixed interest rate, the date of price fixing shall be the date when the loan is actually granted; Where the loan adopts the floating interest rate, the date of price fixing shall be determined in accordance with Article 5.1.3 of this Contract.

5.1.4 Where Party B fails to use the loan in compliance with this Contract, the part which is not used in accordance with the purpose of this Contract shall be subject to twice of the original interest rate as of the date on which the purpose of the loan is altered.

Where Party B fails to repay the loan on schedule, the part not repaid shall be subject to 150% of the original interest rate as of the date of expiration.

The original interest rate refers to the interest rate applicable prior to the expiration date of the loan (including the expiration date ahead of schedule). As for the floating interest rate, the original interest rate refers to the applicable interest rate of the last fluctuation period prior to the expiration date of the loan (including the expiration date ahead of schedule).

Where Party B not only fails to repay the loan on schedule but also fails to use the loan in compliance with the purpose stipulated in this Contract, the interest shall be calculated in accordance with the higher interest rate set forth above.

5.1.5 Where the People’s Bank of China adjusts the regulations concerning the interest rate of loan during the term of the loan, the interest of the loan shall be calculated in accordance with the regulations of the People's Bank of China.

5.2 Interest calculation: The interest of the loan shall be calculated, as of the date on which the loan is deposited into the account of Party B, in a quarterly manner on basis of the actual amount of the loan granted and the actual number of days the loan is used, and the value date shall be the 20th day of the last month of each quarter. The daily interest rate shall be converted in accordance with the relevant regulations of the People’s Bank of China or international practice.

5.3 Payment of interest: Party B shall pay on each value date the interest which Party A may deduct directly from the deposit account of Party B. Where Party B fails to pay the interest on schedule, Party A has the right to add compound interest to the unpaid interest on the basis of the interest rate of loan in the same period.

Article 6 Guarantee for the loan (select the answer by ticking ‘√’ in the ☐ according to the actual situation)

√☐ 6.1 The guarantor designated by Party B for the principal and interest under this Contract and all other relevant expenses is Kang Yihua (康宜华), who shall provide Party A with irrevocable letter of guarantee, and

√☐6.2 Kang Yihua (康宜华) and Kang Huake (康华珂) agree to provide their real estates or the real estates under their disposal as the collaterals for the loan under this Contract. The mortgage contract shall be concluded by both parties separately.

Where this Contract is the specific contract under the Credit Granting Agreement, this Article shall not apply and the debt under this Contact will automatically be included into the guarantee scope of the guarantor, who signs the contract of mortgage (pledge) of maximum amount with Party A or provides Party A with the irrevocable letter of guarantee of maximum amount.

Where the guarantor fails to sign the documentations of guarantee and go through guarantee procedures in compliance with relevant provisions, Party A has the right to refuse to grant the loan to Party B.

Article 7 Rights and liabilities of Party B

7.1 Party B is entitled to the following rights:

7.1.1 Party B has the right to withdraw and use all the loans pursuant to this Contract; and

7.1.2 Party B has the right to transfer its debt to a third party after obtaining the consent from Party A.

7.2 Party B shall undertake the following obligations:

7.2.1 Party B shall honestly provide with Party A the documentations as required by Party A and all the information concerning its relationship bank, account number and balance of the deposits as well as loans, and collaborate with Party A in its investigation, examination and inspection;

7.2.2 Party B shall accept the supervision from Party A over its use of the credit capital and its business operation as well as financial activities;

7.2.3 Party B shall use the loan in compliance with the purpose stipulated in this Contract;

7.2.4 Party B shall repay, in full amount, the principal and interest of the loan on schedule according to this Contact;

7.2.5 Where Party B is to transfer the all or part of the debt under this Contract to a third party, it shall obtain a prior written consent from Party A;

7.2.6 Where Party B falls under any of the following situations, Party B shall immediately inform Party A and collaborate with Party A in implementing the safeguard measures as required to repay, in full amount, the principal and interest as well as all other expenses under this Contract on schedule:

7.2.6.1 Meeting with grave financial losses, assets losses or other financial crisis;

7.2.6.2 For the benefit of a third party or in a bid to prevent a third party against losses, providing loan or assurance guaranty, or self-owned property (rights) for mortgage (pledge) guarantee;

7.2.6.3 Meeting with such alteration as consolidation (merger), division, restructuring, joint venture (cooperation), transfer of title of property, or shareholding reform;

7.2.6.4 Meeting with cessation of business, revocation or cancellation of business license, voluntary bankruptcy or involuntary bankruptcy, or dismissal;

7.2.6.5 Its holding shareholder or any of its affiliated companies meeting with grave crisis in the business operation or finance, which in turn imposes impact upon its normal operation;

7.2.6.6 Its holding shareholder carrying out major affiliated transaction with any of its affiliated companies, which in turn imposes impact upon its normal operation;

7.2.6.7 Meeting with any lawsuit, arbitration or criminal or administrative penalty, which causes great adverse effect to Party B’s operation or financial status; or

7.2.6.8 Meeting with any other major event which may influence Party B’s capability to repay the debt; and

7.2.7 Party B’s may neither idle in managing and make recourse to matured creditor’s rights nor dispose of the existing major property for free or by other inadequate means.

Article 8 Rights and liabilities of Party A

8.1 Party A is entitled to the following rights:

8.1.1 Party A has the right to require Party B to repay the principal and interest of the loan in full amount and on schedule.

8.1.2 Party A has the right to require Party B to provide the materials concerning the loan;

8.1.3 Party A has the right to understand the situations relevant to Party B's business operation and financial activities;

8.1.4 Party A has the right to supervise Party B in its usage of the loan in compliance with this Contract;

8.1.5 Party A has the right to directly deduct the principal and interest of the loan from the account of Party B;

8.1.6 Party A has the right to transfer its creditor’s rights over Party B, and adopt measures which it deems as adequate, including but without limitation to fax, mail, service by specially-designated person and announcement in public media, to inform Party B with the transfer. Furthermore, Party A has the right to carry out collection upon Party B;

8.1.7 As for the business in which the buyer obtains the loan on its credit and the seller repays for the interest of the loan and vice versa, Party A has the right to refuse to grant the loan to Party B before it receives the Commitment of Interest Payment submitted by seller/buyer; and

8.1.8 Other rights as stipulated in this Contract.

8.2 Party A shall undertake the following obligations:

8.2.1 Party A shall grant loan to Party B in accordance with the terms and conditions stipulated in this Contract; and

8.2.2 Party A shall keep confidential Party B’s finance, production, and business operation, unless otherwise provided by laws and regulations or required by regulatory authority.

Article 9 Party B specifically guaranties the following items:

9.1 Duly established in accordance with the laws of China, Party B is a legally-existed entity with legal person status, and has adequate capacity for civil conduct in signing and performing this Contact;

9.2 The signing and performing of this Contract have already been fully authorized by board of directors or any other competent organ;

9.3 The documents, materials and vouchers provided by Party B concerning itself, guarantor, mortgagor (pledgor), collaterals (pledges) are authentic, accurate, complete and effective, and neither contain any major contra-factual errors nor omit any major facts;

9.4 No lawsuit, arbitration or criminal and administrative penalties which have caused major adverse effect to Party B or the main property of Party B occur when this Contract is signed and such lawsuit, arbitration or criminal and administrative penalties will not occur during the execution of this Contract. If there is any, Party B shall promptly inform Party A;

9.5 Party B performs operating activities in strict accordance with the laws and regulations of PRC, and carries out business in compliance with the business scope prescribed in its Corporate Business License, and goes through annual check registration formalities for enterprise (legal person) on schedule;

9.6 Party B shall maintain or improve the existing managerial and administrative expertise, ensure the value maintenance or appreciation of the existing assets, and neither never waive any matured creditor’s right nor dispose of its major property for free or by other inappropriate means; and

9.7 When this Contract is signed, no major event that will influence the performance of any obligation of Party B under this Contract has occurred to Party B.

Article 10 Repayment in advance

10.1 Upon Party A’s consent, Party B may repay the debt in advance; and

10.2 Where Party B repays the debt in advance, the interest rate shall still be calculated in compliance with this Contract.

Article 11 Renewal of the loan

To transact the loan renewal as a result of the failure to repay the loan under this Contract on schedule, Party B shall file a written application to Party A one month prior to the expiration date of this Contract; where Party A accepts the loan renewal upon examination, both parties shall conclude a renewal agreement separately. Where Party A refuses to accept the application for renewal, this Contract shall still be effective, and Party B shall repay the loan it has already occupied and the payable interest in accordance with this Contract.

Article 12 Expenses

Party B shall bear, in full amount, the expenses 1) arising from the credit investigation, inspection and notarization related to this Contract; and 2) the attorney fees, legal costs and travel charges which are paid by Party A for realizing its creditor’s rights under the circumstance that Party B is unable to repay on schedule the principal and interest of the loan under this Contract and liquidate the payable expenses, and Party B shall authorize Party A to deduct such expenses direct from its bank accounts. Where the deposit in the bank account is insufficient, Party B guaranties that it will repay the exact amount upon receiving the notification from Party A, without providing any evidence by Party A.

Article 13 Event of default and event handling

13.1 Where Party B falls under any of the following circumstances, it shall be deemed that an event of default has already happened:

13.1.1 Party B, in violation of Article 7.2.1 of this Contract, provides false information or conceals important truth, or fails to collaborate with Party A in its investigation, examination or inspection, and fails to make correction within the reasonable time limit as required by Party A;

13.1.2 Party B, in violation of Article 7.2.2 of this Contract, refuses to accept or evades Party A's supervision over its use of credit capital, business operation and financial activities;

13.1.3 Party B, in violation of Article 7.2.3 of this Contract, fails to use the loan in compliance with the purpose stipulated in this Contract;

13.1.4 Party B, in violation of Article 7.2.4 of this Contract, fails to repay the principal and interest of the loan in full amount or on schedule in compliance with this Contract;

13.1.5 Party B, in violation of Article 7.2.5 of this Contract, unilaterally transfers the debt under this Contract to a third party; or Party B, in violation of Article 7.2.7 of this Contract, idles in managing or and making recourse to its creditor’s rights or disposes of its major property for free or by other inappropriate means;

13.1.6 Party B, in violation of Article 7.2.6 of this Contract, fails to inform Party A with its breach of this Article, or refuses to make collaboration when Party A knows Party B’s breach and requires it to adopt more measures to safeguard its repayment of the loan under this Contract; or Party A deems that Party B’s breach of this Article will have influence on the safe recall of Party A’s loan;

13.1.7 Party B violates Articles 9.1, 9.2 and 9.4 of this Contract or Articles 9.3, 9.4 and 9.5 of this Contract and fails to make immediate correction as required by Party A; or

13.1.8 Party B meets with any other circumstance which, as deemed by Party A, will have influence on the legitimate rights and interests of Party A;

13.2     Where the guarantor falls under any of the following circumstances and Party A deems that the guaranty capability of the guarantor may be affected, so Party A requires the guarantor to rule out the adverse effect, or demands Party to add or change the guaranty conditions, but Party B refuses to make collaboration with Party A, in such case, the event of default shall be deemed as having already happened.

13.2.1 Any of the circumstances similar to those described in Article 7.2.6 of this Contract occurs;

13.2.2 Concealing its actual capability to shoulder the guaranty responsibility when issuing the irrevocable certificate of guaranty, or failure to obtain the authorization from competent organ;

13.2.3 Failure to go through registration formalities for annual check in time; or

13.2.4 Idling in managing and making recourse to creditor’s rights, or disposing of the major property for free or by other inappropriate means;

13.3 The mortgagor (or pledgor) and Party B refuse to make collaboration with Party A when the mortgagor (or pledgor) falls upon any of the following circumstances, and Party A deems that such circumstance may effect the invalidity or inadequacy in value of the collateral (pledge) and requires the mortgagor (or pledgor) to rule out the adverse effect, or demands Party B to add or change the guaranty conditions;

13.3.1 Having no ownership or disposal right over the collateral (pledge) or the ownership’s being in dispute;

13.3.2 Concealing the information concerning the collaterals (pledges) such as that they have been co-owned, leased, sealed up, supervised or that there exists any other right which has the legal precedence over the mortgage;

13.3.3 The mortgagor, without obtaining Party A’s written consent, transfers, leases and remortgages or otherwise disposes of the collateral by other inappropriate means; or

13.3.4 Obvious depreciation of the collaterals as a result of mortgagor’s lack of safekeeping, maintenance and repair over the collaterals; or depreciation of the collaterals as a result of mortgagor’s direct conducts; or failure of the mortgagor to have the collaterals insured as required by Party A within the mortgage period.

13.4 Once any of the events of default described in Articles 13.1, 13.2 and 13.3 of this Contract happens, Party A has the right to adopt the measures set forth below wholly or respectively:

13.4.1 Suspending the granting of the remaining loan to Party B;

13.4.2 Recovering in advance the principal and interest and relevant expenses;

13.4.3 Deducting the deposit directly from the account of Party B or other accounts to discharge all the debt of Party B under this Contact;

13.4.4 Making recourse in accordance with Article 16 of this Contract.

Article 14 Alteration and cancellation of the Contract

This Contract may be altered or cancelled after both parties conclude a written agreement through negotiation. Prior to the conclusion of the said written agreement, this Contract shall still be effective. Neither party to this Contact may alter, modify or cancel this Contact unilaterally.

Article 15 Miscellaneous

15.1 During the effective period of this Contact, Party A’s tolerance and grace to any of Party B’s default or delay, or delay in exercising any of its rights and interests under this Contract shall not impair, impact or restrict all the rights and interests enjoyed by Party A as a creditor in accordance with this Contract and relevant laws and regulations, shall not be deemed as the permission or approval to Party B’s conduct which breaches this Contract, and shall not be deemed as that Party A waives its rights to adopt measures towards Party B’s existing or future default conducts.

15.2 Where this Contract becomes legally invalid or some of its clauses become invalid due to any reason, Party B shall still perform its repayment obligations. In case the circumstances set forth above happens, Party A has the right to terminate this Contract and make prompt recourse to Party B for the principal and interest as well as other relevant funds under this Contact.

15.3 Notification and requests concerning this Contract shall be made in written form by both parties. As for those notification and requests delivered by specially designated person, they shall be deemed as served when the recipients sign for the delivery (where the recipients refuse to sign for the delivery, they shall be deemed as served as of the refusal date); as for those delivered by postal mails, they shall be deemed as served 5 days after their delivery; as for those delivered by fax, they shall be deemed as served when the facsimile systems of the recipients receive the fax. Where Party A informs Party B of the transfer of the creditor’s rights or urges Party B for collection via public media, it shall be deemed as served as of the date of proclamation.

Address of Party A: No 1 Hanzhong Road, Nanjing, Jiangsu, China

Address of Party B: Ever-Glory Commercial Center, No 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu, China 211102

Where either party alters the address, it shall inform the other party immediately. Otherwise, the party who fails to make prompt notification shall take full responsibilities for the consequences arising from.

15.4 The receipt for the loan under this Contact and written supplementary agreement, concluded between both parties through negotiation, concerning alternation and other matters related to this Contract shall be attached to this Contact and constitute an integral part of this Contract.

15.5 [reserved]
15.6 [reserved]
15.7 [reserved]

Article 16 Applicable laws and settlement of disputes
16.1 The laws of the People’s Republic of China are applicable to the conclusion, interpretation and dispute settlement of this Contract and are used to safeguard both parties’ rights and benefits.

16.2 Where any dispute occurs in the course of the execution of the Contract, both parties shall settle through friendly negotiation. In case no settlement is reached, either party to this Contract may (select one answer by ticking ‘√’ in the ☐ ):

√☐16.2.1 Bring a lawsuit to the local people’s court at the locality of Party A; or

☐16.2.2 Apply to the arbitration commission for arbitration.

☐16.2.3 Submit an arbitration to (select one answer by ticking ‘√’ in the ☐)

  ☐China International Economic and Trade Arbitration Commission

  ☐ _________ Branch of the China International Economic and Trade Arbitration Commission
  The dispute shall be settled in accordance with the arbitration rules for the financial disputes.

16.3 Where both parties go through notarization which has the compulsory executive force for this Contract, Party A may directly apply to the people’s court with jurisdiction for compulsory execution for the recourse of all the matured debt of Party B under this Contact.

Article 17 Effectiveness of the contract

This Contract shall enter into effect after being signed (or sealed with name stamps) by the legal representatives (principals) or authorized proxies of both parties and sealed with official stamps/special stamps for contract, and automatically terminate on the date when all the principal and interest of the loan and all other expenses under this Contract are repaid.

Article 18 Supplementary provisions

This Contract shall be in triplicates , all of which have the same legal effect. Party A, Party B,and the Nanjing Municipal Bureau of Land Resources and Housing Management each hold one copy.

    (no text below）

( signature.page)

Party A:     (Seal) Contract Seal of China Merchant Bank, Nanjing Branch

Principal or authorized representative (signature/name seal):/s/ Guoqing Cui

Party B:   (Seal) Seal of Goldenway Nanjing Garments Company Limited.

Legal representative/principal or authorized represenatative (signature/name seal):  /s/ Jiajun Sun

Date of signature: November 19, 2008